Exhibit 99.1
PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!
SPECIAL MEETING OF STOCKHOLDERS
REMINGTON OIL AND GAS CORPORATION
[ ], 2006
PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
☑ PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.
1.	To approve and adopt the Agreement and Plan of Merger dated as of January 22, 2006, by and among Helix Energy Solutions Group, Inc. (formerly known as Cal Dive International, Inc.) and Remington Oil and Gas Corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger dated January 24, 2006, by and among Helix Energy Solutions Group, Inc., Cal Dive Merger – Delaware Inc., a wholly owned subsidiary of Helix Energy Solutions Group, Inc., and Remington Oil and Gas Corporation (the “merger agreement”).

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.	To approve adjournments or postponements of the special meeting, if necessary, to solicit additional proxies in favor of the approval and adoption of the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	In their discretion, the proxies named herein are also authorized to take action upon any other business that may properly come before the special meeting, or any reconvened meeting following an adjournment or postponement of the special meeting.
Signature(s)                                                                                   Date:                     , 2006

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

REMINGTON OIL AND GAS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
     The undersigned hereby appoints Frank T. Smith, Jr., and Steven J. Craig, or either of them, proxies with the full power of substitution, to vote as set forth herein all shares of common stock of Remington Oil and Gas Corporation (the “Company”) held of record by the undersigned as of [      ], 2006, at the Special Meeting of Stockholders of the Company (the “Special Meeting”), to be held on [     ], 2006 at [     ], [     ] Central Daylight Time, at [       ], and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, “FOR” APPROVAL OF ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
     You are encouraged to specify your choices by marking the appropriate box. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendations. The Proxies cannot vote your shares unless you sign and return this card.
(TO BE SIGNED ON THE REVERSE SIDE)